Execution Version

SIXTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of March 31, 2011

among

TRANS ENERGY, INC.,

as Borrower,

CIT CAPITAL USA INC.,

as Administrative Agent

and

THE LENDERS PARTY HERETO

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of March 31, 2011, is among Trans Energy, Inc., a Nevada corporation (“Borrower”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and CIT Capital USA Inc., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of June 15, 2007 (as amended by the First Amendment to Credit Agreement dated October 25, 2007, by the Second Amendment to Credit Agreement dated June 25, 2008, by the Third Amendment to Credit Agreement dated December 22, 2008, by the (first) Fourth Amendment dated May 14, 2009, by the (second) Fourth Amendment dated December 22, 2009, by the Forbearance Letter dated July 9, 2010 and extended October 29, 2010 (the “Forbearance Letter”) and by the Fifth Amendment to Credit Agreement dated September 24, 2010, collectively, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and extensions of credit available to and on behalf of the Borrower.

B.           The Forbearance Period (as such term is defined in the Forbearance Letter) has ended and the Borrower has requested and the Administrative Agent and the Lenders have agreed to waive the Defaults and Events of Default listed in the Forbearance Letter and all other Defaults and Events of Default under the Loan Documents known and unknown through the date of this Sixth Amendment (collectively, the “Existing Defaults”) subject to the terms and conditions of this Sixth Amendment.

C.           The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement subject to the terms and conditions of this Sixth Amendment.

D.           NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Sixth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Sixth Amendment.  Unless otherwise indicated, all section references in this Sixth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby amended and restated in their entirety to read as follows:

                 (b)“Agreement” means this Credit Agreement, as amended by that certain First Amendment, that certain Second Amendment, that certain Third Amendment, that certain (first) Fourth Amendment, that certain (second) Fourth Amendment, that certain Fifth Amendment, that certain Sixth Amendment, the Forbearance Letter, and as the same may be amended or supplemented from time to time.

“Borrowing” means Loans made on the same date.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: transaction fees and expenses associated with the Sixth Amendment, interest, income taxes, depreciation, depletion, amortization, exploration expenditures and costs and other similar noncash charges, minus all noncash income added to Consolidated Net Income; provided that EBITDAX for the four fiscal quarters ending June 30, 2011 and September 30, 2011 shall be calculated as follows:

(a) for the fiscal quarter ending June 30, 2011, EBITDAX shall be calculated by multiplying EBITDAX for the two fiscal quarters ending on such date by 2, and

(b) for the fiscal quarter ending September 30, 2011, EBITDAX shall be calculated by multiplying EBITDAX for the three fiscal quarters ending on such date by four thirds.

Thereafter EBITDAX shall be determined based on EBITDAX for the most recent four fiscal quarters for which financial statements are available on the date of determination.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross cash interest expense (i.e., not including any capitalized interest expense) of the Borrower and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP, the portion of any cash payments under Capital Leases allocable to interest expense, plus the portion of any cash payments under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP; provided that Interest Expense for the fiscal quarters ending June 30, 2011 and September 30, 2011 shall be calculated as follows:

(a) for the fiscal quarter ending June 30, 2011, Interest Expense shall be calculated by multiplying Interest Expense for the two fiscal quarters ending on such date by 2, and

(b) for the fiscal quarter ending September 30, 2011, Interest Expense shall be calculated by multiplying Interest Expense for the three fiscal quarters ending on such date by four thirds.

Thereafter Interest Expense shall be determined based on Interest Expense for the most recent four fiscal quarters for which financial statements are available on the date of determination.

“Interest Payment Date” means the last Business Day of each month.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property, condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent or any Lender under any Loan Document.

“Maturity Date” means March 31, 2012.

(b) The following definitions are hereby added in the appropriate alphabetical order:

“Forbearance Letter” means that certain Forbearance Letter dated July 9, 2010 between the Borrower and the Administrative Letter as the same was extended by that certain Letter between the Borrower and the Administrative Agent dated October 29, 2010.

“New Facility” has the meaning set forth in Section 9.02(f).

“Reduction Delinquency Charge” has the meaning set forth in Section 3.04(d)(i).

“Republic” means Republic Energy Ventures, LLC.

“Republic Agreement” has the meaning set forth in Section 3.04(d)(ii).

“Republic AJDA” has the meaning set forth in Section 9.12.

“Sixth Amendment” means that certain Sixth Amendment to the Credit Agreement dated March 31, 2011.

“Sixth Amendment Effective Date” means March 31, 2011.

2.2 Amendment to Section 2.04.  Section 2.04 is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.3 Amendment to Section 3.02(a). Section 3.02(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a)           Loans.  The Loans shall bear interest at a rate equal to (i) 10% per annum compounded monthly if the Borrower elects to pay such interest in cash and (ii) 12% per annum compounded monthly if the Borrower elects to pay such interest in kind.

2.4 Amendment to Section 3.02(b).  Section 3.02(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(b)           Election to PIK Interest.  The Borrower may elect to pay interest on the Loans in kind on each Interest Payment Date, whereupon such interest shall be added to the principal amount of the Loans.  Any interest not paid in kind pursuant to this Section 3.02(b) shall be paid in cash on each Interest Payment Date.

2.5 Amendment to Section 3.02(c).  Section 3.02(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(c)           Post-Default Rate.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to sixteen percent (16%), but in no event to exceed the Highest Lawful Rate.

2.6 Amendment to Section 3.02(d).  Section 3.02(d) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(d)           Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

2.7 Amendment to Section 3.03.  Section 3.03 is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.8 Amendment to Section 3.04(b).  Section 3.04(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(b)           Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 12:00 noon, New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loans or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

2.9  Amendment to Section 3.04(c)(ii).  Section 3.04(c)(ii) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.10 Amendment to Section 3.04(c)(iii).  Section 3.04(c)(iii) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.11 Amendment to Section 3.04.  Section 3.04 is hereby amended by renumbering Section 3.04(d) as 3.04(e) and adding the following as Section 3.04(d):

(d)           Repayment of Loans Within 90 Days of Sixth Amendment.

(i)  If during the ninety (90) day period immediately following the Sixth Amendment Effective Date, the Borrower prepays any portion of the Loans (whether optional or mandatory), then on the date of the first such prepayment, the Borrower shall pay an additional delinquency charge of $500,000 (the “Reduction Delinquency Charge”) to the Administrative Agent.

(ii)  Notwithstanding Section 3.04(d)(i), if either (A) the Loans are paid in full within 90 days following the Sixth Amendment Effective Date on behalf of the Borrower by Republic pursuant to Section 6.9 of that certain Purchase and Sale Agreement dated as of the Sixth Amendment Effective Date between the Borrower and Republic (the “Republic Agreement”) as a result of an acceleration of the Loans pursuant to Section 10.02(a)(ii) or (B) the Loans are partially prepaid within 90 days following the Sixth Amendment Effective Date with the net proceeds of the disposition of the Borrower’s Oil and Gas Properties to Republic in accordance with the Republic AJDA as a result of the Borrower’s non-participation in a well, no Reduction Delinquency Charge shall be owed by the Borrower or otherwise payable to the Administrative Agent.

2.12 Amendment to Section 3.05(a).  Section 3.05(a) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.13 Amendment to Section 3.05(c).  Section 3.05(c) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(c)           Sixth Amendment Fee.  The Borrower shall pay to the Administrative Agent, for the account of each Lender, on the Termination Date an amendment fee for the Sixth Amendment equal to $350,000 which shall be fully earned on the Sixth Amendment Effective Date.

2.14 Amendment to Section 5.01(a).  Section 5.01(a) is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding anything herein to the contrary, from and after the Sixth Amendment Effective Date, the Borrower may not request a Eurodollar Loan.

2.15 Amendment to Section 7.04(b). Section 7.04(b) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(b)           Since September 30, 2010, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

2.16 Amendment to Section 8.01(a).  Section 8.01(a) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a)           Annual Financial Statements.  As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants acceptable to the Administrative Agent to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

2.17 Amendment to Section 8.01(d).  Section 8.01(d) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.18 Amendment to Section 8.01(e).  Section 8.01(e) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(e)           Certificate of Responsible Officer – Swap Agreements.  Concurrently with any delivery of the financial statements under Section 8.01(a) or Section 8.01(b), as applicable, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.19, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

2.19 Amendment to Section 8.01(f).  Section 8.01(f) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(f)           Certificate of Insurer -- Insurance Coverage.  On March 15th of each year, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.06, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, copies of the applicable policies.

2.20 Amendment to Section 8.01(j).  Section 8.01(j) is hereby amended by deleting such Section in its entirety and replacing it with the following:

(j)           Lists of Purchasers.  Concurrently with the delivery of any budget to the Administrative Agent pursuant to Section 8.01(q), a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary.

2.21 Amendment to Section 8.01(n)(ii).  Section 8.01(n)(ii) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.22 Amendment to Section 8.01.  Section 8.01 is hereby amended by adding the following subsection (q) to the end of such Section 8.01:

(q)           Budget.  On the last Business Day of each month the Borrower shall provide to the Administrative Agent an operating budget for the following 13 weeks; and on the last Business Day of each week the Borrower shall conduct a conference call with the Administrative Agent in which the Borrower provides a status of its compliance with such Budget and other matters requested by the Administrative Agent related thereto.

2.23 Amendment to Section 8.11(b).  Section 8.11(b) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.24 Amendment to Section 8.12(c).  Section 8.12(c) is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.25 Amendment to Section 8.17.  Section 8.17 is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.26 Amendment to Article VIII.  Article VIII is hereby amended by adding the following Sections 8.18 and 8.19:

Section 8.18                      Financial Advisor.  The Borrower shall at all times employ Oppenheimer & Co. Inc., or a financial advisor reasonably acceptable to the Administrative Agent.

Section 8.19                      Overriding Royalty Interest.  The Borrower shall grant to the Administrative Agent a 1.5% overriding royalty interest in each of the next six (6) horizontal wells drilled in the Marcellus Shale which have commercial production for a period of at least 30 consecutive days and in which the Borrower or any of its Subsidiaries has an interest.  The 1.5% overriding royalty interest granted by the Borrower to the Administrative Agent pursuant to this Section 8.19 shall be proportionately reduced (a) to the extent the Borrower or its Subsidiary owns less than the full working interest in the oil and gas leases on which such wells are drilled and (b) to the extent such oil and gas leases cover less than the full mineral interest, each of (a) and (b) as of the date such overriding royalty interest is granted.

2.27 Amendment to Section 9.01(a).  Section 9.01(a) is hereby amended by deleting such Section in its entirety and replacing with the following:

(a)           Interest Coverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter ending on or after June 30, 2011, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.0 to 1.0.

2.28 Amendment to Section 9.01(b).  Section 9.01(b) is hereby amended by deleting such Section in its entirety and replacing with the following:

(b)           Ratio of Debt to EBITDAX.  The Borrower will not, at any time, permit its ratio of Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than (a) 5.0 to 1.0 for the four fiscal quarters ending June 30, 2011, (b) 4.5 to 1.0 for the four fiscal quarters ending September 30, 2011 and (c) 4.0 to 1.0 for any period of four fiscal quarters thereafter.

2.29 Amendment to Section 9.01(c).  Section 9.01(c) is hereby amended by deleting such Section in its entirety and replacing with the following:

(c)           Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter ending on or after June 30, 2011, its ratio of (i) consolidated current assets (excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under this Agreement) to be less than 1.0 to 1.0.

2.30 Amendment to Sections 9.01(d), (e) and (f).  Each of Sections 9.01(d), (e) and (f) is hereby amended by deleting the contents of each such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.31 Amendment to Section 9.02.  Section 9.02 is hereby amended by adding the following Section 9.02(f):

(f)           Debt under a first lien credit facility (the “New Facility”) in a principal amount not to exceed $25,000,000 at any time outstanding; provided that (i) the Administrative Agent and the lenders under the New Facility shall have entered into an intercreditor agreement acceptable to the Administrative Agent whereby the Liens securing the Indebtedness are subordinated to the Liens securing the Debt under the New Facility, (ii) such New Facility shall meet the Administrative Agent’s criteria for a “conforming” first lien reserve based loan, (iii) after giving effect to the incurrence of Debt under the New facility and concurrent repayment of Loans, the principal amount outstanding under the Loans shall not exceed $5,000,000 upon the Borrower entering into the New Facility or at any time during the term of the New Facility and (iv) this Agreement and the other Loan Documents shall have been amended in a manner necessary to conform with the typical terms and provisions of a second lien credit facility, including, but not limited to pricing and call protection, based upon the market and agreeable to the Administrative Agent and the Lenders at the time the Borrower enters into the New Facility.

2.32 Amendment to Section 9.12.  Section 9.12 is hereby amended by deleting such Section in its entirety and replacing it with the following:

Section 9.12                      Sale of Properties.  The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) as long as no Default or Event of Default exists, farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use and (d) the sale of Oil and Gas Properties of the Borrower and any of its Subsidiaries provided that (i) the price received by the Borrower or such Subsidiary is equal to or greater than the fair market value of such Oil and Gas Property and (ii) 100% of the net cash proceeds from such sale are paid to the Administrative Agent for the then outstanding Indebtedness in the manner set forth in Section 10.02(c).  For purposes of Section 9.12(d), the sum of $4,750 per net acre for the acres associated with any well sold by the Borrower to Republic pursuant to either the Republic Agreement or that certain Sixth Amendment to Farm-Out and Area of Joint Development Agreement dated March 31, 2011 between the Borrower and Republic (the “Republic AJDA”) shall be considered “fair market value”.  Each Lender hereby authorizes the Administrative Agent to, and the Administrative Agent shall, release any collateral sold to Republic pursuant to the terms of this Section 9.12.  Each Lender authorizes the Administrative Agent to, and the Administrative Agent shall, at the Borrower’s expense, execute and deliver to the Borrower any releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any such sale.

2.33 Amendment to Section 9.15.  Section 9.15 is hereby amended by deleting such Section in its entirety and replacing it with the following:

Section 9.15                      Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary.  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary.  Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.

2.34 Amendment to Section 9.19.  Section 9.19 is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

2.35 Amendment to Section 9.20.  Section 9.20 is hereby amended by deleting the contents of such Section in their entirety and replacing them with “[Intentionally Omitted]”.

Section 3. Waiver.

                 3.1 Based upon the representations and warranties contained in Section 6,2 of this Sixth Amendment and subject to the conditions precedent contained in Section 5 of this Sixth Amendment, the Administrative Agent and the Lenders hereby waive the Existing Defaults.

3.2 Neither the execution by the Administrative Agent or the Lenders of this Sixth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any defaults which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively “Other Defaults”).  Similarly, nothing contained in this Sixth Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Administrative Agent's or the Lenders' right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Default, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Sixth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Other Defaults.

Section 4. Outstanding Indebtedness.  The Borrower hereby acknowledges and agrees that, as of the date of this Sixth Amendment:

4.1 Delinquency Charges.  All previous Delinquency Charges (as such term is defined in the Forbearance Letter) whether shares of stock of the Borrower (or options or warrants therefor) or to be paid in cash are hereby unwound and the amount of such Delinquency Charges are hereby added to the outstanding principal balance of the loans in the amount of $725,000.00.  Such Delinquency Charges shall bear interest at the rate set forth in Section 3.02(b) and shall be due and payable in full on the Maturity Date.

4.2 Principal and Interest.  Prior to the payment set forth in Section 5.3 and the Delinquency Charges set forth in Section 4.1 of this Sixth Amendment, the outstanding principal on the Loans is $17,320,239.00 and the outstanding accrued, but unpaid interest on the Indebtedness is $139,748.23.

4.3 Total Indebtedness.  The total amount owed by the Borrower to the Administrative Agent and the Lenders prior to the payment set forth in Section 5.3 is $18,184,987.23.

Section 5. Conditions Precedent.  This Sixth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

5.1 The Administrative Agent shall have received (a) from each party hereto, counterparts (in such number as may be requested by the Administrative Agent) of this Sixth Amendment signed on behalf of such Person and (b) from each party thereto counterparts (in such number as may be requested by the Administrative Agent) of the amendments to the Security Instruments to conform them to the amendments in this Sixth Amendment.

5.2 The Administrative Agent, Arranger and the Lenders shall have received all fees and other amounts due and payable to the Administrative Agent and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent).

5.3 Borrower, or Republic on behalf of the Borrower, shall have paid $5,000,000 to the Administrative Agent to be applied to the Indebtedness in the manner set forth in Section 10.02(c).

5.4 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that: (a) Republic and the Borrower are concurrently consummating the transactions contemplated by and in accordance with the terms of the Republic Agreement, and (b) attached thereto is a true and complete copy of the Republic Agreement and all other documents executed in accordance therewith.

5.5 The Borrower shall have granted to the Administrative Agent a 1.5% overriding royalty interest in each of the Stout 2H, Groves 1H, Keaton 1H and Lucey 1H wells pursuant to an Assignment of Overriding Royalty Interest in a form satisfactory to the Administrative Agent.  Such 1.5% overriding royalty interest granted by the Borrower to the Administrative Agent pursuant to this Section 5.5 of the Third Amendment shall be proportionately reduced (a) to the extent the Borrower or its Subsidiary owns less than the full working interest in the oil and gas leases on which such wells are drilled and (b) to the extent such oil and gas leases cover less than the full mineral interest, each of (a) and (b) as of the Sixth Amendment Effective Date.

5.6 Substantially contemporaneous with the closing of the Sixth Amendment, the Borrower shall have closed on the sale of its Marcellus Shale Properties (as such term is defined in that certain Revised Letter of Intent from Republic to the Borrower dated February 2, 2011) on terms and conditions reasonably satisfactory to the Administrative Agent.

5.7 Immediately after giving effect to the terms of this Sixth Amendment, no Default shall have occurred and be continuing.

5.8 The Administrative Agent shall have received a budget for the Borrower and its Subsidiaries for the 12 month period following the Sixth Amendment Effective Date.

5.9 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Sixth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 6. Miscellaneous.

                6.1 Confirmation.  The provisions of the Credit Agreement as amended by this Sixth Amendment, shall remain in full force and effect following the effectiveness of this Sixth Amendment.

6.2 Ratification and Affirmation; Representations and Warranties.  The Borrower hereby (a) acknowledges the terms of this Sixth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Sixth Amendment:  (i) all of the representations and warranties contained in each Loan Document (as modified by this Sixth Amendment) to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, or to the extent waived hereby, (ii) no Default or Event of Default has occurred and is continuing, other than those waived hereby, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect other than those which have previously been reported to the Administrative Agent by the Borrower.

6.3 Counterparts.  This Sixth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Sixth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

6.4  NO ORAL AGREEMENT.  THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 GOVERNING LAW.  THIS SIXTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.6 Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Sixth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6.7 Severability.  Any provision of this Sixth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

6.8 such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and its respective successors and assigns.

6.9 Delivery of Documents.  The Administrative Agent shall deliver to the Borrower on the Sixth Amendment Effective Date or within a reasonable period of time after thereafter, all original warrants and options actually issued to the Administrative Agent which are to be unwound pursuant to Section 4.1 of this Third Amendment.

6.10 RELEASE OF LENDERS.   IN CONSIDERATION OF THIS SIXTH AMENDMENT AND, SUBJECT TO THE CONDITIONS STATED HEREIN, THE BORROWER HEREBY RELEASES, ACQUITS, FOREVER DISCHARGES, AND COVENANTS NOT TO SUE, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, ALONG WITH ALL OF THEIR BENEFICIARIES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THEIR RESPECTIVE HEIRS, EXECUTORS, LEGAL REPRESENTATIVES, ADMINISTRATORS, PREDECESSORS IN INTEREST, SUCCESSORS AND ASSIGNS (EACH INDIVIDUALLY, A “RELEASED PARTY” AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, LIABILITIES, SUITS, OFFSETS AGAINST THE INDEBTEDNESS EVIDENCED BY THE LOAN DOCUMENTS AND ACTIONS, CAUSES OF ACTION OR CLAIMS FOR RELIEF OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED BY BORROWER OR ANY GUARANTOR, WHICH THE BORROWER, ANY GUARANTOR, OR ANY SUBSIDIARY MAY HAVE OR WHICH MAY HEREAFTER ACCRUE RELATED TO ANY ACTIONS OR FACTS OCCURRING PRIOR TO THE DATE OF THIS SIXTH AMENDMENT AGAINST ANY RELEASED PARTY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING ON OR PRIOR TO THE DATE OF THIS SIXTH AMENDMENT, WHICH RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY THE CREDIT AGREEMENT, ANY NOTE, ANY SECURITY INSTRUMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS EVIDENCED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY DISBURSEMENTS UNDER THE CREDIT AGREEMENT, ANY NOTES, THE NEGOTIATION OF ANY OF THE CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, THE TERMS THEREOF, OR THE APPROVAL, ADMINISTRATION, ENFORCEMENT OR SERVICING THEREOF.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the date first written above.

BORROWER:	TRANS ENERGY, INC. By: ________________________ Name: John Corp Title: President

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Sixth Amendment to Trans Energy, Inc. Credit Agreement

ADMINISTRATIVE AGENT AND LENDER	CIT CAPITAL USA, INC. As Administrative Agent and as a Lender By: ________________________ Name: Title:

Signature Page
Sixth Amendment to Trans Energy, Inc. Credit Agreement